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                                   EXHIBIT 11

                 COMMUNITY FINANCIAL GROUP, INC. AND SUBSIDIARY
            STATEMENT REGARDING:  COMPUTATION OF EARNINGS PER SHARE



                                                                                          Three Months Ended
                                                                                                March 31,
                                                                                     ------------------------------
                                                                                         1997             1996
                                                                                     -----------       ------------
Income Per Common Share (1)

Net income (in thousands)                                                                 $302             $730
                                                                                          ====             ====

Net income per share                                                                      $.14             $.33
                                                                                          ====             ====

Weighted average common shares outstanding                                           2,227,610        2,213,284
                                                                                     =========        =========

Income Per Common Share, Assuming
  Full Dilution (1)

Net income (in thousands)                                                                 $302             $730
                                                                                          ====             ====

Net income per share                                                                      $.14             $.33
                                                                                          ====             ====

                                                                                     2,227,610        2,213,284
                                                                                     =========        =========

(1) Net income per share has been computed using the weighted average number of common shares and common share equivalents outstanding during each year presented. Common stock equivalents include stock options. Warrants have not been included in CFGI's computation of earnings per share because the market price of CFGI's common stock has been less than the exercise price of the warrants for substantially all of the three month reporting period ended March 31, 1997. See Note F to CFGI's consolidated financial statements.